EXHIBIT 10.5

NON-COMPETITION AGREEMENT
OF TIDELANDS OIL & GAS CORPORATION

This Non-competition Agreement (“Non-competition Agreement”) dated March 25, 2008, is between West Texas Gas, Inc., a Texas corporation (“WTG”), and Tidelands Oil & Gas Corporation, a Nevada corporation (“Tidelands”).

RECITALS

A. WTG and Reef Ventures, L.P., a Texas limited partnership (“Reef”), have entered into a Purchase and Sale Agreement dated March 25, 2008 (the “PSA”).  Terms with their initial letter capitalized and not otherwise defined herein have the meanings given them in the PSA.

B. Tidelands, together with its Affiliates (as defined below), own 98% of Reef.

C. In connection with consummation of the transactions contemplated by the PSA, WTG and Tidelands have agreed to enter into this Non-competition Agreement.

For and in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, WTG and Tidelands agree as follows:

1.
Non-compete Covenants. As an inducement for WTG to execute the PSA and all documents executed pursuant thereto with Reef, and in consideration of consummation of the purchase and the other transactions contemplated by the PSA, Tidelands agrees that for a period of five years after the date of this Non-competition Agreement, it will not: (i) directly or indirectly, as an owner, partner, officer, director or shareholder or in any other capacity whatsoever, or through any Affiliate, engage in any activity that is in Competition (as defined below) in any manner whatsoever with the business of WTG in the Specified Geographical Area (as defined below); or (ii) derive any benefits whatever from such Competition in the Specified Geographical Area. Tidelands further agrees that neither it nor any Affiliate of it will render assistance or advice to any person, firm or enterprise which is so engaged. For purposes of this paragraph:

a.	“Competition” means the sale, marketing, distribution or transportation of natural gas.

b.	“Specified Geographical Area” means a fifty (50) mile radius of Piedras Negras, Coahuila, Mexico.

c.
“Affiliate” means and includes any entity that, directly or indirectly, through one or more intermediaries, is owned or controlled by Tidelands. Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

2.
Exception to Non-compete Covenants.  Tidelands will not be engaging in Competition by the mere legal or beneficial ownership of not more than 5% of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the-counter market.

3.
Soliciting Prohibited.  Tidelands further agrees not solicit, divert, or attempt to solicit or divert any of the customers served by the assets transferred under the PSA, whether directly or indirectly or through any person, partnership, corporation or other entity as described in Section 1.

4.
Customers.  Tidelands agrees it will not impede WTG’s efforts to retain existing customers or obtain potential customers who are physically and economically capable of receiving gas deliveries directly from the assets conveyed to WTG under the PSA.

5.
Injunctive Relief.  WTG and Tidelands acknowledge and agree that WTG will be irreparably damaged if the provisions of this Non-competition Agreement are not specifically enforced.  Accordingly, WTG will be entitled to an injunction restraining any violation of this Non-competition Agreement by Tidelands or its Affiliates, without any bond or other security being required, or any other appropriate decree of specific performance.  Such remedies will not be exclusive and will be in addition to any other remedy that WTG may have at law or in equity.

6.
Legal Construction.  If any court of competent jurisdiction should determine that any term or terms of the covenants of Tidelands in this Non-competition Agreement are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law. If any one or more of the provisions contained in this Non-competition Agreement is, for any reason, held to be invalid, illegal or unenforceable in any respect, any provision will be fully severable, such invalidity, illegality or unenforceability will not affect any other provision hereof, and this Non-competition Agreement will be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Non-competition Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Non-competition Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Non-competition Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

7.
Disputes – Litigation. All disputes in any way relating to, arising under, connected with, or incident to, this Non-competition Agreement, and over which the federal courts have subject matter jurisdiction, must be litigated, if at all, exclusively in the United States District Court for the Western District of Texas, Midland-Odessa Division, and, if necessary, the corresponding appellate courts.  All disputes in any way relating to, arising under, connected with, or incident to this Non-Competition Agreement, and over which federal courts do not have subject matter jurisdiction, must be litigated, if at all, exclusively in the courts of the State of Texas, in Midland County, and, if necessary, the corresponding appellate courts.

8.	Miscellaneous.

a.	Assignment. This Non-competition Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

b.
Entire Agreement.  This Non-competition Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and and supersedes, merges and renders void every other prior written and/or oral understanding or agreement between the parties hereto related to the subject matter. No party hereto has relied on any verbal statement of any other party or their agents, employees, or representatives, and each covenants and agrees that this Non-competition Agreement and any other written agreements or statements form the sole and exclusive basis for the agreements and transactions contained herein and contemplated hereby.

c.
Texas Law to Apply.  This Non-competition Agreement will be construed under and in accordance with the laws of the State of Texas excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

d.
No Delay, Waiver, Etc.  No delay on the part of the parties hereto in exercising any power or right hereunder will operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

e.	Modification. No amendment hereof shall be effective unless contained in a written instrument signed by the parties hereto.

f.
Parties Bound.  This Non-competition Agreement is binding upon and inures to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

g.
Notices. Unless otherwise provided herein, all notices, requests, instructions and other communications required or permitted to be given under this Non-competition Agreement by a party to the other party may be delivered personally or by nationally recognized overnight courier service or sent by mail, at the respective addresses set forth below and will be effective (a) in the case of personal delivery, when received; (b) in the case of mail, upon the earlier of actual receipt or five business days after deposit in the United States Postal Service, first class certified mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one business day after delivery to such courier service together with all appropriate fees or charges and instructions for overnight delivery.  The parties may change their respective addresses by written notice to all other parties, sent as provided in this Section 8.g.  All communications must be in writing and addressed as follows:

If to Reef:
Tidelands Oil & Gas Corporation
1862 W. Bitters, Bldg. 1
San Antonio, TX 78248
Attention: James Smith
Facsimile: (210) 764-2809

With a copy, which will not constitute notice, to:

Strasburger & Price, LLP
300 Convent Street, Suite 900
San Antonio, TX 78205
Attention:  David J. Cibrian
Facsimile: (210) 250-6100

If to WTG:
West Texas Gas, Inc.
211 North Colorado
Midland, TX 79701
Attention: J. L. Davis
Facsimile: (432) 682-4024

h.
Counterparts.  This Non-competition Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Non-competition Agreement may be executed by facsimile or other electronic signatures, which such signatures are hereby deemed to constitute valid, legally binding, signatures to such documents.

EXECUTED and effective as of the date first above written:

WEST TEXAS GAS, INC.                                               TIDELANDS OIL & GAS CORPORATION

By: /s/ J.L. Davis                                                                By: /s/ James B. Smith

Name: J.L. Davis                                                                 Name: James B. Smith

Title:  President                                                                  Title: President and Chief Executive Officer